Exhibit 10.1

Amendment to Employment Agreement [No. 3]
Att: Mr. Pascal Rondé
On Grenoble, on 17 March 2020
Dear Sir,

Whereas, the parties previously entered into a retention incentive letter agreement, dated October 2, 2018 (the “Retention Agreement”); and

Now, therefore, the parties have agreed to amend the Retention Agreement as set forth below.

Any restricted stock unit (“RSU”) grants made on or after March 16, 2020 shall not be subject to the 30 November 2020 acceleration provision described as the first component of the retention incentive in the Retention Agreement. In other words, any such RSU grants shall be subject solely to the terms and conditions of the Cohu, Inc. 2005 Equity Incentive Plan, and not subject to the Retention Agreement.

Except as expressly modified above, the other terms and conditions of the Retention Agreement remain unchanged and in full force and effect.

The English version of this agreement is provided for information purposes, solely; in case of differences between the French and English versions, only the French version shall prevail.

/s/ Luis Müller

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Luis Müller

President and CEO

Cohu, Inc.

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I hereby confirm that I accept the terms and conditions of this retention incentive as detailed above.

/s/ Pascal Rondé

Pascal Rondé